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Corrected Transcript 1-877-FACTSET www.callstreet.com Total Pages: 20 Copyright © 2001-2021 FactSet CallStreet, LLC 09-Aug-2021 Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 2 Copyright © 2001-2021 FactSet CallStreet, LLC CORPORATE PARTICIPANTS Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. Todd S. Young Executive Vice President & Chief Financial Officer, Elanco Animal Health, Inc. ... OTHER PARTICIPANTS Michael Ryskin Analyst, BofA Securities, Inc. Umer Raffat Analyst, Evercore ISI Nathan Rich Analyst, Goldman Sachs & Co. LLC Chris Schott Analyst, JPMorgan Securities LLC Jonathan D. Block Analyst, Stifel, Nicolaus & Co., Inc. Steve Scala Analyst, Cowen & Co. LLC Balaji Prasad Analyst, Barclays Capital, Inc. Elliot Wilbur Analyst, Raymond James & Associates, Inc. Navann Ty Analyst, Citigroup Global Markets Ltd. ... MANAGEMENT DISCUSSION SECTION Operator: Ladies and gentlemen, thank you for standing by and welcome to the Elanco Animal Health, Inc. Q2 2021 Earnings Call. At this time, all participants are in a listen-only mode. After the speaker presentation, there will be a question-and-answer session. [Operator Instructions] I would now like to hand the conference over to your speaker today, Tiffany Kanaga. Thank you. You may begin. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. Good morning. Thank you for joining us for Elanco Animal Health's second quarter 2021 earnings call. I'm Tiffany Kanaga, Head of Investor Relations. Joining me on today's call are Jeff Simmons, our President and Chief Executive Officer; Todd Young, our Chief Financial Officer; and Katie Griffin from Investor Relations. As always, during this conference call, we anticipate making projections and forward-looking statements based on our current expectations. Our actual results could differ materially due to a number of factors, including those listed on slide 2 and those outlined in our latest forms 10-K and 10-Q filed with the Securities and Exchange Commission. The information we provide about our products and pipeline is for the benefit of the investment community. It is not intended to be promotional and is not sufficient for prescribing decisions.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 3 Copyright © 2001-2021 FactSet CallStreet, LLC You can find our press release and the slides referenced on this call in the Investors section of elanco.com. The slides and the press release also contain further information about the non-GAAP financial measures that we will discuss today during this call. After our prepared remarks, we will be happy to take your questions. I'll now turn the call over to Jeff to provide the highlights. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. Thanks, Tiffany. Good morning, everyone. As I reflect on our progress in the nearly eight months since our Investor Day, we see evidence that our transformation is creating sustainable, long-term value for our customers, our shareholders, and our global Elanco team. Our results demonstrate we're executing against the strategy we laid out in December. Second quarter revenue, EBITDA, and EPS on slide 4 were all above our expectations, continuing to build on the strong momentum our business has shown since closing the Bayer acquisition a year ago. Revenue of $1.279 billion surpassed the midpoint of our guidance range by nearly $40 million with outperformance in both sides of our now relatively balanced business between Pet Health and Farm Animal. Our adjusted EPS of $0.28 was $0.04 above the midpoint of guidance. including an approximately $0.03 headwind from discrete items in the quarter that pushed our tax rate to nearly 30%, more than offset by approximately $0.07 of operating improvement. Adjusted EBITDA of $291 million was $29 million above the midpoint, demonstrating good flow through and showing significant headway toward our long-term margin targets. Today, we are raising our 2021 full year revenue guidance for the third time by $15 million at the midpoint to $4.68 billion to $4.73 billion. The business is delivering beyond our long-term growth algorithm, providing total revenue up 5% to 7%. This includes approximately 4% to 5% for underlying business with a reduced innovation range entirely due to external challenges for ZoaShield, which I'll discuss later, that is more than offset by portfolio gains in a good industry backdrop. While we exit the second quarter with strong momentum, we're taking a balanced approach to the rest of the year, factoring in many moving pieces including seasonality, moderation in pandemic-driven Pet Health tailwinds in the vet clinic, and ongoing competitive dynamics. During the second quarter, we made two strategic moves with some near-term implications and important medium and long-term benefits. First, we announced the bolt-on acquisition of Kindred Bio, which contributes three potential blockbusters alongside our own dermatology assets; and more quickly build a presence in this essential part of the industry. The transaction also provides attractive shots on goal in other therapeutic fields, including securing full ownership of the canine parvovirus therapy. We've completed antitrust review and expect the transaction to close this month. Second, we announced the exit of the three manufacturing sites. In further streamlining our footprint, we're accelerating our gross margin efforts, reducing annual CapEx, and improving working capital. Todd will provide

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 4 Copyright © 2001-2021 FactSet CallStreet, LLC details on how these two decisions impact our revenue, EBITDA, and EPS in 2021. Both strategic moves are examples of Elanco's increasing position of strength from continued transformation. Driving value creation. We're taking the next steps in our journey to build a global independent, fit-for-purpose animal health leader with consistent double-digit adjusted EBITDA and adjusted EPS growth in a durable industry. Moving now to overall Pet Health for the quarter on slide 5. The global business drove approximately two-thirds of the upside versus the midpoint of the guidance, reaching $685 million in revenue for the quarter, with continued good execution in a competitive, but favorable pet industry. As you know, pet spending has many structural tailwinds, which were amplified during the pandemic. Industry research shows that the number of US pet owning households surged by nearly 6% in 2020 versus the slightly positive pre-COVID run rate. This trend is not isolated to America, with 3.2 million UK households having acquired a pet since the start of the pandemic, and a 2020 survey by the Japan Pet Food Association showing a 15% increase in dog and cat ownership. This increased pet ownership also drove greater vet clinic traffic in the second quarter. Trends were most robust in April, up strong double digits against last year's quarantine impacts. Our Pet Health vaccine business was a standout in the quarter in this beneficial vet clinic backdrop. Vaccines were a key driver of Elanco's 2% improvement in price, reinforcing that our channel strategy is working and creating real demand. Our aggregate channel inventory levels at distribution remain consistent with prior quarters in the US and across the global business. Turning to parasiticides, second quarter global Seresto revenue was $129 million, down 1% year-over-year, and global A family revenue was $148 million, down 3%. Both faced similar dynamics with a tough comparison against last year's retailer-driven stock-in and Seresto also lapping meaningful increase in points of distribution in certain major retailers. Additionally, cooler and wetter weather in May across many parts of the US impacted seasonal traffic in the broader OTC channel, as seen in the Nielsen data. Seresto and A family trends rebounded in June alongside the industry with more favorable weather. Moreover, both achieved gains outside the US in the quarter, leading our overall performance in international Pet Health. We remain on track toward full year expectations for Seresto. The brand's resilient performance demonstrates high levels of confidence among consumers and veterinarians. Let me add that the EPA 60-day public comment period, which opened July 13 following an NGO petition, is a standard and expected practice. We have full confidence in Seresto's strong safety profile, which is supported by registrations from more than 80 regulatory bodies around the world and our robust pharmacovigilance process. We continue to see a long runway to grow this trusted brand. Rounding out parasiticide, the Credelio franchise drove healthy growth across its combined platform of US vet clinics, retail, and international, along with the launches of both Credelio Plus and Credelio Cat. In the US market, Credelio maintained robust double-digit EDI growth in the second quarter, representing outbound sales into the vet clinics or alternative channels, and trends remained especially strong at retail.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 5 Copyright © 2001-2021 FactSet CallStreet, LLC This focus brand is performing well in light of industry innovation, which is driving greater than anticipated share erosion from our older defend brand, Trifexis. We will continue to maximize profitability with target investments across our portfolio and grow revenue through new innovation as we compete for greater share of the expanding growing global parasiticide market. Our combined international portfolio is highly competitive in both parasiticides and therapeutics bolstered by our outperformance from new innovation like Credelio Plus. Finally, in therapeutics, GALLIPRANT continued its global expansion and also posted double-digit EDI growth in the second quarter, with year-to-date share gains in the branded US NSAID market according to the Kynetec data. While we exceeded second quarter guidance and exit the quarter with good momentum, we head into the remainder of the year with a number of variables to consider. We believe Pet Health is recalibrating back towards normalcy against tougher comparisons and with a natural moderation of tailwinds from the puppy boom. We're watching vet clinic trends in light of the limited practice capacity and labor constraints. We're monitoring pet ownership trends as the economy opens up, offset by potential impacts from the Delta and other variants. Additionally, we recognize the increasing competitive nature of the industry, especially in the US [indiscernible] (00:10:56) parasiticides. In balance, our Pet Health strategy is tracking to overall expectations. Innovation is performing ahead of plan, driving growth alongside focus brand contributions. We have established omni-channel leadership and digital initiatives to generate long-term growth with expansion in new regions like China, all supporting our full year outlook and more consistent and competitive levels of Pet Health growth over time. Turning now to our Farm Animal business. In the second quarter, we saw demand-driven improvement in our US cattle and swine businesses with protein benefiting from a return to foodservice. The first half of 2021 also benefited from higher numbers of cattle on feed. Elevated and volatile feed costs continue to pressure producer economics, likely extending through the back half of the year. However, they enhanced the value proposition for our efficiency products like Skycis, Optaflexx, and Rumensin, which all outperformed our forecasts in the quarter. In China swine, we experienced impacts from the re-emergence of African swine fever. Hog prices ended the quarter down about 65% since the start of the year, severely pressuring profitability for Chinese producers. To sell herd, reduction is likely to also impact the third quarter. But overall, we still expect our China business to deliver at least 1 percentage point of growth to total Elanco revenue in 2021. Finally, international poultry and aqua remain negatively affected by unfavorable macroeconomic conditions and reduced consumption as expected, but are exhibiting green shoots of industry improvement. We are seeing easing pressure on Clynav as salmon prices improve, averaging up double digits year-over-year during the quarter. Clynav is also beginning to benefit from our recently published Phase 4 study, demonstrating superior ROI versus alternatives.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 6 Copyright © 2001-2021 FactSet CallStreet, LLC Q2 also saw a very robust lift from the timing of aqua orders shifting into the period from the third quarter. While we do remain cautious around these businesses, we anticipate overall improvement ahead against a soft COVID- driven comparison. As you will see on slide 6, our second quarter outperformance is driven by disciplined execution against our strengthened and expanded IPP strategy. I'd like to share more on our innovation progress on slide 7 with details around the eight launches planned this year. Pet Health innovation is running above expectations, And I'm pleased with the global team's commercial execution around each of these three launches. Credelio Plus is exceeding plan in Japan and Europe, and is on track to launch in Australia in Q3 in time for the local parasiticide season. While different thresholds around heartworm prediction protection prevent us from bringing this product to the US, Credelio Plus is proving to be very competitive in the $1.5 billion international market. Meanwhile, Credelio Cat and Elura are growing our feline portfolio. In Farm Animal, Increxxa is faring well in a competitive and unprecedented market dynamic. It remains early days for Experior, but we're making important strides towards achieving packer ecosystem integration with continued potential for blockbuster status. Experior's value proposition is being validated in the field and packer acceptance is growing, now reaching seven packers versus one at the end of Q1. The first Experior customers have now reordered product and expanded use. Finally, ZoaShield, which we sourced externally to build our portfolio in the raised without antibiotic space. ZoaShield is currently facing greater than anticipated market supply of the leading competitive product. As a result, we've taken a prudent approach to total pipeline forecasts in 2021, reducing our innovation revenue outlook by $15 million to $65 million to $85 million. However, we remain confident in the value contribution of ZoaShield to our poultry portfolio. It's important to understand that this year's reduction does not impact 2025 total innovation potential of $600 million to $700 million, which we raised in mid-June with the announcement of the KindredBio acquisition. Before I turn the call over, let me say a few words on the regulatory item. On July 1, Elanco received a subpoena from the SEC relating to our channel inventory and sales practices prior to mid-2020. We've cooperated in providing documents and information to the SEC and we'll continue to do so. We believe strongly that our actions were appropriate. Finally, I'd like to just stop and thank our entire global team for continued diligent execution and focus during these unprecedented times. From our South Africa colleagues determining how to reach customers amid riots to those in Vietnam sleeping in our plant to ensure supply amid another COVID lockdown. Their commitment to our purpose is unwavering and inspiring. With that, I'll hand it over to Todd to provide more color on our results and our outlook. ...

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 7 Copyright © 2001-2021 FactSet CallStreet, LLC Todd S. Young Executive Vice President & Chief Financial Officer, Elanco Animal Health, Inc. Thanks, Jeff. Slide 8 summarizes our financial performance highlights including our reported net income and earnings per share. On slide 31 to 40 in the appendix, you can find the summary of the adjustments made to the reported result to arrive at our adjusted presentation. I'll focus my comments on the second quarter adjusted measures in order to provide insights on the underlying trends in our business, so please refer to today's earnings press release for a detailed description of the year- over-year changes in our reported results. Looking at the adjusted measures on slide 9, you'll see that total Elanco revenue increased 118% in the quarter on a reported basis with 5 points of benefit from foreign exchange for legacy Elanco. Our second quarter revenue on a pro forma combined company basis would have represented growth of approximately 10%, assuming the Bayer acquisition had happened at the start of the year and adjusting for the impact of strategic distribution changes. On slide 10, there's a visual representation of our revenue outperformance versus the guidance range we provided in May. The key drivers, in order of magnitude, were commercial execution in our international Pet Health business, continued improvement in US cattle and swine, currency tailwinds, and order phasing in Aqua. Adjusted gross margin as a percent of revenue was 57%, an increase of 750 basis points compared to the second quarter of last year. The year-over-year improvement reflects the Bayer acquisition that dramatically increased our exposure to the rapidly growing Pet Health side of animal health. Remember also that this higher margin portfolio is first half weighted due to the northern hemisphere's flea and tick season. Additionally, we saw the benefit of positive price and volume on Elanco's legacy portfolio and continued productivity gains. The sequential deceleration of 220 basis points versus the first quarter includes impact from a temporary plant shutdown due to a weather-induced power outage, logistics cost, and the shift of some expenses into the second quarter with the legacy Elanco ERP cutover, as discussed last quarter. Total operating expense increased 116% in the second quarter, driven by the addition of the Bayer Animal Health business. At $479 million, the amount was $42 million above the first quarter and includes the previously identified approximately $30 million shift of investments into the second quarter. The delayed expenses included more opportunistic and effective phasing for direct-to-consumer and digital advertising. Operating income increased 268%, reflecting the Bayer Animal Health acquisition, our top line execution, expense leverage and discipline, and synergy execution. The sequential step down of $47 million from the first quarter is attributable to the sequential gross margin and shifting investment impacts I just described. Our adjusted EBITDA was $291 million and our adjusted EBITDA margin for the quarter was 22.8%. At the bottom line, Q2 adjusted net income increased 274% to $135 million, reflecting our effective tax rate of 29.6%. Two discrete items primarily drove our rate above our prior full year forecast of 21% to 22%.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 8 Copyright © 2001-2021 FactSet CallStreet, LLC First, tax rate changes in several jurisdictions required the remeasurement of our deferred tax assets and liabilities, with the net impact adding nearly $5 million to our Q2 tax expense. The largest impact was in the UK with a tax rate increase from 19% to 25%, resulting in $3 million in additional tax expense. This impact will not repeat. Second, we finalized a number of international tax return to provision and transfer price adjustments that increased our expense by nearly $4 million. For the back half of the year, we anticipate an effective tax rate in the 22% to 23% range. Now, let's discuss our revenue performance more closely. On slide 11, you will see a breakdown of the contribution from legacy Elanco and legacy Bayer portfolios by category. Legacy Bayer products contributed $529 million in the quarter. Pet Health drove $685 million of revenue, or 54% of total Elanco. Cattle contributed $231 million, or 18% of total Elanco revenue in the quarter; poultry added $179 million, representing 14%; swine $113 million, or 9%; and aqua, $44 million or 3%. On slide 12, you can see the effect of price, rate, and volume on our revenue performance. The benefit of the Bayer acquisition is reflected in volume. We will continue to report the addition of the Bayer business in volume through the third quarter of 2021 when we lap the transaction close. For the legacy Elanco business, price was up 2% for the quarter led by Pet Health vaccines and demonstrating the value of our innovation, the discipline we are applying despite competitive pressures, and enhanced commercial execution, all continued evidence that our channel strategy is working. Farm Animal price was flat in the quarter, reflecting competitive dynamics in US cattle and swine. We continue to target a 2% increase for the total business in 2021 with revenue management in focus as we are observing some inflationary pressures in areas such as transportation costs. Slide 13 provides a breakdown of our overall performance between the US and our international operations. We have further outlined our geographic performance by Pet Health and Farm Animal, as well as contract manufacturing, all of which benefited from the addition of Bayer. We expect to file our 10-Q shortly; but moving to slide 14, let me offer a few words on working capital, operating cash flow, and debt pay down. In the US, consistent with the prior four quarters, we held all distributors at 60-day payment terms. In the second quarter, days sales outstanding stood at 75 days, up from 69 in the first quarter, as our average accounts receivable throughout Q2 was higher as a result of Q1 revenue being significantly higher than Q4 revenue. We ended the second quarter with $580 million in cash and equivalents on our balance sheet. We have secured a commitment for additional prepayable floating rate bank debt of $500 million to refinance our $500 million of senior notes that come due on August 27. We will use cash from our balance sheet and draw on our revolving credit facility to fund the KindredBio acquisition. Consequently, we expect net leverage of 5.5 times at the end of 2021, in line with our original projection from December 2020.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 9 Copyright © 2001-2021 FactSet CallStreet, LLC Before I discuss our guidance, I'd like to remind everyone of the 2021 financial impacts from streamlining our manufacturing footprint announced June 9. We closed the sale of the Shawnee, Kansas site on August 1, removing $10 million to $20 million of associated contract manufacturing revenue in the last five months of this year. This impact was reflected in the guidance we confirmed when we announced the KindredBio acquisition on June 16. We do not expect an impact to adjusted EPS from the sale, but we do anticipate a $5 million to $10 million EBITDA headwind in 2021, including an effect on depreciation. Please refer to our press release this morning for the GAAP impact for our second quarter results from this divestment. With respect to the KindredBio acquisition, we expect slight dilution to both reported and adjusted EPS for the full year 2021 and approximately $10 million impact to net loss and approximately $10 million impact to EBITDA as we continue to execute against KindredBio's R&D programs. Now, I'll transition to a full year from third quarter 2021 outlook starting on slide 16. We are raising our full year 2021 guidance for total revenue and updating EBITDA and EPS for a number of factors, including our second quarter outperformance. We now anticipate 2021 revenue of $4.68 billion to $4.73 billion, including the loss of $10 million to $20 million of contract manufacturing revenue from the Shawnee facility exit. To walk from our last update in June on slide 17, our increased outlook flows through approximately $40 million outperformance in the second quarter, partly offset by reduced outlook this year for ZoaShield and the impact of aqua order phasing. Slide 18 offers a refreshed view of the bridge from our 2020 combined company revenue to our 2021 guidance. In comparison to our May update, we now expect innovation to contribute $65 million to $85 million in new revenue. This reduced range is offset by growth in our base portfolio. As a result, we anticipate approximately 4% to 5% underlying growth for the year and 5% to 7% total growth. Moving to slide 19, we expect adjusted EBITDA of $1.035 billion to $1.075 billion based on adjusted gross margin of 56.75% to 57% and OpEx of $1.78 billion to $1.8 billion. Our gross margin rate is being negatively impacted by increased logistics expense and inflationary pressures on our supply chain. The $20 million reduction to the adjusted EBITDA range also reflects a change in our depreciation assumption, including the impact of our manufacturing exits and expenses associated with KindredBio, mostly offset by our Q2 outperformance of nearly $30 million. Our full-year spend continues to incorporate strategic investments and commercial growth opportunities. Slide 20 provides the moving pieces informing our updated adjusted and reported EPS guidance range. Our adjusted EPS outlook, which is $0.03 lower than the range discussed in May, factors in $0.02 of dilution from KindredBio, $0.02 of impact from ZoaShield and aqua phasing, $0.03 from logistics and inflation, and $0.03 from a discrete tax items affecting Q2. We are flowing through the $0.07 of operational execution and outperformance from Q2 to arrive at a revised 2021 guidance of $0.97 to $1.03. Our outlook demonstrates the underlying fundamentals of our business remain strong in the balance of the year.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 10 Copyright © 2001-2021 FactSet CallStreet, LLC The reported EPS bridge likewise flows through the second quarter outperformance in the aforementioned items, as well as the $0.46 write-down finalized from the manufacturing streamlining announcement. The impact to reported earnings from integration and stand-up are sequentially decreasing in magnitude from approximately $80 million in the first quarter of 2021 to approximately $20 million this quarter. Moving to slide 21, we're providing guidance for the third quarter of 2021. We expect revenue of $1.075 billion to $1.1 billion, adjusted EBITDA of $195 million to $240 million, and adjusted EPS of $0.15 to $0.19. Our outlook, which is a sequential step-down from the first half of the year, reflects the seasonality of our combined company and the resulting quarterly cadence as detailed on our call in May. Remember, just over 70% of Seresto revenue and just under 60% of Advantage family revenue occurs in the first half of the year on average. Given the relative scale of these products and their margin contribution, the revenue timing translates to an outsized first half contribution to EPS as well. Now, I hand it back Jeff for closing comments. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. Thanks, Todd. To summarize, Elanco is moving through 2021 with strong results extending our track record of execution since acquiring Bayer Animal Health and driving long-term strategic actions with the expected acquisition of KindredBio, further streamlining our manufacturing footprint and delivering on our vision of food and companionship and routine life. We head into back half of the year with confidence in our ability to drive sustainable double-digit adjusted EBITDA and adjusted EPS growth anchored by steady growth on the top line. Our fundamentals are healthy with our core R&D pipeline tracking to plan and robust portfolio growth resulting in above-algorithm revenue velocity in 2021. Our productivity agenda continues to deliver with rapid action towards synergy capture. Finally, I'd like to express a heartfelt thank you to Katie Griffin as she transitions to a new role in global marketing finance. Katie has been an instrumental part of the IR team during our journey since the IPO, and I look forward to the impact of her contributions in our commercial organization. With that, I'll turn it over to Tiffany to moderate the Q&A. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. Thanks, Jeff. We'd like to take questions from as many callers as possible, so we ask that you limit yourself to one question and one follow-up. April, please provide the instructions for the Q&A session, and then we'll take the first caller.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 11 Copyright © 2001-2021 FactSet CallStreet, LLC QUESTION AND ANSWER SECTION Operator: [Operator Instructions] And your first question is from Michael Ryskin with Bank of America. ... Michael Ryskin Analyst, BofA Securities, Inc. Q Thanks. Hi. Thanks for taking the questions this morning. I want to start on sort of the guide methodology and the rationale from early in the year. And I think slide 16 in your deck summarizes it really well. You'd raised the guide a number of times earlier this year, mostly recently May, and now we're in a situation where you're [ph] rolling (00:30:55) it on adjusted EBITDA, adjusted EPS despite the solid second quarter. [ph] And obviously it's (00:31:00) a little disappointing. So, I'm just wondering if given all the moving pieces in the Bayer deal, the moving pieces in the underlying market, it'd be more prudent to take a more conservative approach, leave more wiggle room for things like the ZoaShield update and the logistics cost and the inflationary pressures. ... Todd S. Young Executive Vice President & Chief Financial Officer, Elanco Animal Health, Inc. A Mike, appreciate the question. We've been trying to give the, I guess, most consistent and best information we have at the time when providing guidance. When we did the Kindred deal, as well as the streamline of our manufacturing, those did have impacts on EPS, as well as EBITDA. We provided the bridges and the slides to try to clearly show that. Those are the key items. We've had the overperformance from Q2 that we factored in, plus this tax rate impact in Q2 that spiked the tax rate and cost us about $0.03 of EPS as a result of the law changes in the UK, as well as some return of provision adjustment. So, overall, we've been very pleased with the underlying growth in our business. As noted, the portfolio of contribution from our products is growing faster now than we had previously communicated, which we view as a very big positive. The one-off with ZoaShield on supply, again, that's something that we thought would play out differently at the start of the year. We're still confident in our raised without antibiotic portfolio going forward. So, overall, we're trying to be as clear on the moving pieces. And again, second half is very much in line or slightly better on our total Elanco portfolio than we expected back in May, offset by some of the inflationary jumps on the logistic side the team is managing. ... Michael Ryskin Analyst, BofA Securities, Inc. Q Okay, thanks. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A We'll take the next caller. ... Operator: Your next question is from Umer Raffat with Evercore ISI.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 12 Copyright © 2001-2021 FactSet CallStreet, LLC Umer Raffat Analyst, Evercore ISI Q Hi, guys. Thanks so much for taking my question. Just in your prepared remarks, you mentioned SEC is looking into the inventory practices. Could you expand on that a bit more. Are they – what specifically are they alleging? And do you expect this to be a multiyear process before any sort of resolution comes? At least that's what's been the observation with similar investigations that we see done on other companies in the past. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. A Yeah. Thank you, Umer, for the question. Let me just reiterate. Yes, on July 1 of this year, our company received a subpoena from the US SEC. It was relating to our channel inventory and sales practices prior to the mid-2020 period. And the company has cooperated in providing the documents and information to the SEC at this stage and will continue to do so. And as I stated, management, starting with myself, believes strongly that our actions were appropriate. And, Umer, maybe to put this in proper context that I think is important in what you're asking for. First, to continue to keep with the theme of transparency to ensure continued transparency, that is very important to us. And that's why we chose to voluntarily disclose a subpoena we received from the SEC last month. I think, secondly, as I discussed today, the scope of the subpoena is related to our channel inventory and sales practices prior to the middle last year after we reduced channel inventory and changed our distribution strategy. And you can appreciate this, that I'm not able to provide more details, since we don't comment on litigation or regulatory investigations. But I can say, we're cooperating with the SEC and we believe our actions were appropriate. We remain confident in our business strategy and also the decision to make a change in our distribution channel strategy. And our teams will continue to be highly focused on executing, Umer, against our outlook in 2021 and driving long-term shareholder value, which I think we've demonstrated with consistent business performance at or above expectations over the past year. And as much as I appreciate the desire for more details that comes with this transparency, at this current time we do not intend to provide a further comment except when in compliance with security laws. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A We'll take the next caller. ... Operator: Our next question is from Nathan Rich with Goldman Sachs. ... Nathan Rich Analyst, Goldman Sachs & Co. LLC Q Hi. Good morning. Thanks for the questions. Just two on the revenue outlook for the back half of the year. The change in expectation for ZoaShield led to a pretty large reduction in the guidance for new products, that $15 million reduction that you called out, especially with Pet Health running ahead of your expectations with the new launches there. So, could you just maybe talk about your updated assumption for ZoaShield and maybe how we should think about additional variability in the back half of the year?

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 13 Copyright © 2001-2021 FactSet CallStreet, LLC And then if I could also just ask on the competition in parasiticides, Jeff, that you called out with some of the changing dynamics you've seen. Are you still expecting that $50 million revenue headwind from competition this year. Thank you. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. A Yeah, Nathan, let me just anchor back on some important points, first on ZoaShield. It's an externally sourced product, to build out our raised with antibiotic portfolio. As Todd highlighted, we believe strongly that this portfolio is well positioned to be competitive in the medium and long term. So, this is an alternative [indiscernible] (00:36:41) and fits nicely as a portfolio play. It's currently – I mean, let me speak very directly on what has happened. It's currently facing greater than anticipated market supply of a leading competitive product. Or said another way, there's currently more supply from this competitive product than we anticipated as we go into these health program rotations with poultry integrators. So, this dynamic is discrete, maybe a little bit more short term in nature. It's leaning to a reduced innovation outlook for this product. We remain confident in our overall value contributions we see from ZoaShield and our poultry portfolio. And more so, I want to reiterate, no change to our 2025 innovation revenue target, that $600 million to $700 million range that we updated in June with the KindredBio, and more to come. And I would pivot too to the two critical platforms of new products in that portfolio of eight that matter the most. Our Credelio platform; again, Credelio Plus, Credelio Cat exceeding expectations, and Experior tracking very nicely on that track to be a blockbuster that we've talked about. Relative, Nathan, to the parasiticide competition, it's playing out as expected, and as we've even talked about it. New innovation is impacting some of the older brands across the industry, ours and others. Innovation is driving and expanding the parasiticide market. It is growing nicely as an overall segment. So, the impact has come to our Trifexis a little bit more. But when I step back, Nathan, and I look at the pushes and pulls of our global parasiticide strategy, the proof points are pretty evident that things are tracking and we're in a very strong position. We see the Credelio franchise here in the US and globally growing driven by vet clinic traffic and a good industry backdrop, as well as growth EDI sales. Credelio Plus, Credelio Cat, as I mentioned, new products. Retail continuing to do well. And then when I broaden it out even a little further, we're seeing nice growth in international markets. Advantage is doing well in Asia, as we've mentioned; again, exceeding expectations. And Seresto is on track to meet our 2021 expectations. So, pushes and pulls, pipeline progressing. We're in a good place overall in global parasiticides. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A We'll move to the next call please. Operator. Your next question is from Chris Schott with JPMorgan. ...

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 14 Copyright © 2001-2021 FactSet CallStreet, LLC Chris Schott Analyst, JPMorgan Securities LLC Q Great. Thanks so much for the questions. I just had two here. I think you mentioned in the opening remarks that there was some moderation in Pet Health trends reflected in the second half guidance. I was hoping you could elaborate a little bit on is that something that you're seeing already there or expecting – I'm just trying to get a sense of what's kind of leading to that expectation. And then second question was on, I think you mentioned weather impacting the OTC business in May. Can you just help us quantify a little bit of what you saw there? I'm just trying to get a sense of what do you think about the 2Q results overall. How much of an impact that is if we're trying to think about more of a normalized result in the quarter? Thanks so much. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. A Yeah, Chris, I would say, overall – I want to highlight a few things in these trends. I think that's a little early to say what's going to stick post the pandemic. But as we highlighted and I think other companies have highlighted, the trends are significant that numbers of pets have gone up globally. Pet visits have gone up globally US and international. We do believe – I mean, our simple headline here is we do believe that the 2020 growth that came from COVID will lessen. But the direction of the trends and the market changes will not reverse. They will stick. We've seen a rising of the overall level of the marketplace, which is positive. Though, when we look at what's really driving the ultimate growth, that clinic traffic we believe will start to go more to that two-year average versus where we are today as we move through the second half. So moving from double digits growth in those vet clinic traffic to seeing it move to maybe more low single-digit. That is what we're predicting and assuming. We're seeing that from the standpoint of just the ability to sustain this, we think, is a challenge. I think retail purchasing as well has had, as you know, a significant growth, especially e-commerce, fastest growing segment. We see that lessening a little bit as well. There's two things happen. One, activity goes back up in the household; and two is, innovation in the vet market has also driven, I think, some move to the vet markets. I think Elanco is well-positioned with omni-channel portfolio and geo expansion. Relative to your second question, yes, we saw a cooler May. We saw a rebound in June. I don't know if we're going to quantify that at this time. But again, what we believe is that the message we would say is, relative to the tough compares, Advantage and Seresto are tracking to our overall expectations for the year. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A We'll take the next question. ... Operator: Your next question is from Jon Block with Stifel Financial. ... Jonathan D. Block Analyst, Stifel, Nicolaus & Co., Inc. Q

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 15 Copyright © 2001-2021 FactSet CallStreet, LLC Great, thanks. Good morning, guys. Todd, maybe for the first one, for the innovation bucket, it seems like a $15 million ZoaShield, it appears as maybe more of a push than loss. So when we think about the ramp of the innovation bucket in the next year, is it fair to say that the year two contribution is greater than the year one just when we try to isolate innovation bucket revenue contribution to growth going forward? And then, Jeff, to circle back on Seresto, my figure is – I think Seresto is up 35% from 1Q 2021 to 1Q 2019, some of the color you gave quarter, and then it looks like 2Q was up 5%. I think you said it got better in June. But maybe if you can just talk about that disparity, why you have the confidence that it's still on track for your 2021 expectations. And just more broadly speaking, why you think it's more weather related than market share. Thanks, guys. ... Todd S. Young Executive Vice President & Chief Financial Officer, Elanco Animal Health, Inc. A Sure, Jon. Thanks for the question. We're not getting into 2022 guidance, but as we've noted previously, the innovation portfolio, we have expected it to be growing faster in the second half from the contribution in 2021. So, that what it would do in the first half with 2021. You can then assume that that ramp would continue in the course of 2022 as Experior or something, we'll continue to lay the groundwork on getting the packer integration and the like. But then, once that becomes standard feeding protocol in the feed yards, that becomes just standard course that continues to grow. So, I think it is a reasonable assumption to assume that back half contribution would have been a better ramp into 2022. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. A Jon, great question on Seresto. Let me just highlight I think at the highest level, you're exactly right on the trends. I'll reiterate that we're tracking overall with the expectations we have. We did know that the ramp that came from COVID was unusual and higher than normal. Here's the thing that we're looking at. First of all, probably no more work has been done in a four- or five-month period than four or five months on Seresto. And what we would tell you is: one, we stand behind the safety of the product; two, proprietary research that we've done shows the belief in the product from pet owners and veterinarians. We've increased the advocacy by the veterinarian as well to this product. It's serving a niche and a need. When you look at duration and cost and economics, that's important. We've increased our capabilities on digital. And then, I think most importantly is the global kind of focus, especially in international, with our increased dedicated investments and capabilities like digital and omni-channel. So, with these, as we look at overall good strong IP protection, stronger capabilities as an independent Elanco maybe versus Bayer, again, we see this as a product with a long runway of value that can help drive overall growth as a key focus brand for our company. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A Next caller, please. ...

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 16 Copyright © 2001-2021 FactSet CallStreet, LLC Operator: The next question is from Steve Scala with Cowen. ... Steve Scala Analyst, Cowen & Co. LLC Q You mentioned the higher tax rate is due in part to higher corporate tax rates in the UK, but doesn't the UK tax rate increase from 19% to 25% as of April of 2023? If yes, then why is the impact occurring now? And the second question is one of just curiosity. If Elanco delivers full-year earnings at the midpoint of the range, then 65% of earnings would be delivered in the first half. In 2018 and 2019, about 50% earnings were delivered in the first half, also true for 2020, but that was an unusual year. You noted handful of temporary factors, but I'm wondering if there's any permanent factors that will drive this trend into the future. Thank you. ... Todd S. Young Executive Vice President & Chief Financial Officer, Elanco Animal Health, Inc. A Sure, Steve. Thanks for the question. The remeasurement of the UK is really driven by the deferred tax assets and liabilities that are on the balance sheet that are longer term in nature. And so, we've got to take that entire accumulated balance into effect at one time when the tax law rate change is enacted. And so, that's the reason it's happening now versus later on those longer-term assets. Then with respect to the EPS bit, yeah, this is the fundamental change that has happened with the Bayer acquisition. With Seresto, historically, it's been about 70% of its sales is in the first half of the year. A family is close to 60% in the first half of the year. So, that drags into about a $250 million difference in the first half of the year versus the second half of the year from those two products. And with that, you get a substantially larger EPS impact just from the timing of those revenue numbers. We expect that will persist. Clearly, as we get growth in different aspects of our business over time, that can affect the mix. But here in 2021, that was expected. That's why when we've given guidance both for Q1 and Q2, we've called it out. Always a little bit of timing and shifts between quarters. So, if we look at a first half aspect of $0.65 of EPS, that's about the right percentage, as you know, for the $1 as the midpoint for the full year. And then, as we go into 2022, we'd expect a similar seasonality to occur. As I mentioned, yeah, we called out some phasing of expenses, aqua sales, those things are always going to happen in a broad-based global business like we have. But the seasonality will certainly continue and in line with how we've been guiding since December of last year. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. A And then I think the normalization, Steve, as you look at Kindred portfolio coming on, we move to non-parasiticide growth in Pet Health, as well as in Experior and our Farm Animal business, cattle and poultry. We see this over time with innovation normalizing. But at this point in time, yes, the seasonality, as Todd said, is real and overall beneficial to Elanco. ... Steve Scala Analyst, Cowen & Co. LLC Q Thank you. ...

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 17 Copyright © 2001-2021 FactSet CallStreet, LLC Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A We'll move to the next caller. ... Operator: Your next question is from Balaji Prasad with Barclays. ... Balaji Prasad Analyst, Barclays Capital, Inc. Q Hi. Good morning. Two part questions from me. Firstly on ASF, I just want to call out some recent developments, especially the outbreak of ASF in the Dominican Republic, and inquire whether this could pose a risk to [indiscernible] (00:48:51) for the industry and you? Maybe some specific commentary around the possibilities around ASF entering the US from this region. And secondly, you called out re-emerging ASF pressure with falling hog prices. I was not sure I got full connection there. Could you comment on that and expectations around these trends? Thanks. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. A Yes. Great question, Balaji. So, just at a high level as we noted in our comments, African swine fever did have an impact, as we talked about in the first half, just overall to the Chinese industry, pig industry. Slaughter rates were unexpectedly high in Q2 and that pushed pork production up. The sudden supply increase impacted some supply/demand and we saw again about – a decline of about 65% since the start of the year, as I mentioned. We're going to monitor this going forward. Our overall business continues to be very strong in China. But there, this surge we saw in the first quarter will lessen as we go into the second half. If I look at African swine fever, specifically even in the Dominican, I believe that – and the risk of that, I believe all the right measures are being taken, in place by the US and Mexican industries, bio security is at a different place than it was in China when the virus hit China. And I'm confident that at this point in time, first, it doesn't have any impact on our – material impact on our business in Latin America. And I do believe that the industry has the right things in place as we go forward. ... Balaji Prasad Analyst, Barclays Capital, Inc. Q Thanks. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A Thanks. We'll move to the next question. ... Operator: Your next question is from Elliot Wilbur with Raymond James. ... Elliot Wilbur Analyst, Raymond James & Associates, Inc. Q

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 18 Copyright © 2001-2021 FactSet CallStreet, LLC Thanks. Good morning. Just want to ask a question around synergy target progression and cash cost spending against that. I presume, your 2021 synergy targets are in fact intact, but specifically wanted to focus more on the cash costs associated with realizing those synergies. I think it was previously $160 million just in light of some of the inflationary pressures that we're seeing [indiscernible] (00:51:08) across markets. And then, follow-up question for Todd, can you just talk a little bit about operating cash flow in the quarter, just what that number was? And I know it's still sort of early days in the integration here. There's lots of moving parts on the working capital side, but there's anything that you could give us at this point to sort of help us think about conversion – operating cash flow conversion relative to adjusted net or adjusted EBITDA? Just any help there in sort of trying to model operating cash flow going forward. Thanks. ... Todd S. Young Executive Vice President & Chief Financial Officer, Elanco Animal Health, Inc. A Sure, Elliot. Thanks for the question. Synergy tracking is going very well. The team has delivered on the productivity initiatives. Our manufacturing team continues to overdeliver in this area of finding opportunities to reduce the number of heads needed to drive our manufacturing facilities and continuing to capture that. A large part of the cash costs to capture those synergies related to the layoffs that we did with the restructuring announcements from September of last year and then in January from an inflationary pressure, that has less of an impact. And then, we're also doing a lot of combination of purchasing, especially with media spend and other agency- related costs. We are fighting against some inflationary pressure there, but we have better buying power now as a combined company with Bayer. So overall, we feel good about how that is tracking. As we look at the cost to both integrate Bayer, as well as to set up our separate ERP system, pleased that we went from an $80 million of cash spend in Q1 to only $20 million in Q2, and that's with us going live on ERP system in Q1. Most of the integration from Bayer being completed, that is getting lower. Now, lot of work to be done, a lot of great work by our global team to use the new system, transition to new processes and the like. We are continuing to stabilize the system, and then we'll be looking towards, right, how do we integrate the TCS system that we had with the Bayer's businesses being run on versus our [ph] SAP 4HANA (00:53:35) system we're operating our business on, to integrate those in to drive additional savings in the back half of the 2025 timeframe we've talked about. So, all those things in play. With respect to operating cash flow, we will be filing the 10-Q shortly. As a reminder, in Q1, we had $22 million of operating cash flow. In Q2, operating cash flow jumped to $149 million. And again, that's a continued execution on these items of the integration popping up, and then just continued cash conversion on our working capital goals and the like. So, overall, tracking very well on all those items as we move through 2021. ... Tiffany Kanaga Head-Investor Relations, Elanco Animal Health, Inc. A We'll take our last question. ... Operator: Your last question is from Navann Ty with Citi. ...

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 19 Copyright © 2001-2021 FactSet CallStreet, LLC Navann Ty Analyst, Citigroup Global Markets Ltd. Q Hi. Good morning. Can you comment on the higher cost? I think you mentioned higher transportation costs. Is that company specific or otherwise? And then a follow-up on ZoaShield. Are you able to comment on the supply and also the demand dynamics and what did you expect and how's it differed from your expectations? Thank you. ... Todd S. Young Executive Vice President & Chief Financial Officer, Elanco Animal Health, Inc. A Yeah. Navann, thanks for the question. I think, overall, the logistics cost, just the global freight and the mechanisms to get product moved across the world continues to be more disrupted by the COVID and the bounce back, some labor issues that I think we expected, and then we're seeing some inflation playing in there as well. Team's opening up different trade routes. We're dealing with this in a very proactive manner, but we are seeing those costs come through and wanted to highlight it. From a pricing standpoint, we continue to think we will get a 2% price improvement across our portfolio in 2021. And we look for opportunities, engrossed in that or other ways to continue to be sure we're not missing out on opportunities on that end from our own level. With respect, of course, on ZoaShield, as we've mentioned, this was a dynamic of supply in the market already as poultry producers in the non-antibiotic space look at how they want to operate. This is something that we are focused on. Again, overall, $15 million on our $4.68 billion to $4.73 billion is a small percentage. We're looking across and very pleased that our other innovation is tracking ahead of expectations, and we'll continue to do that as we look at the business going forward. So, that's where we land at the moment and we'll continue to update over the course of 2021. ... Jeffrey N. Simmons President, Chief Executive Officer & Director, Elanco Animal Health, Inc. I'll close by, as we close out the first half, thanking all of you for your interest and the questions today, and look forward to working and engaging with you in the second half. Again, good, strong fundamentals in the marketplace. The strategy is working. Execution is extremely strong in Elanco. Good momentum, as highlighted, and exceeding our expectations and raising guidance for the third time. And look forward, again, in engaging with you as we go forward. Thank you for your time today. ... Operator: Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect.

Elanco Animal Health, Inc. (ELAN) Q2 2021 Earnings Call Corrected Transcript 09-Aug-2021 1-877-FACTSET www.callstreet.com 20 Copyright © 2001-2021 FactSet CallStreet, LLC Disclaimer The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein. THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF. The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2021 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

Important Information for Investors and Stockholders

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of Kindred Biosciences, Inc. (“KindredBio”) by Elanco Animal Health Incorporated (“Elanco” and such proposed acquisition, the “Merger”). In connection with the proposed Merger, KindredBio has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”). Beginning on July 21, 2021, KindredBio mailed the proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, KINDREDBIO’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINDREDBIO AND THE PROPOSED MERGER. The proposals for the Merger will be made solely through the proxy statement. Investors and stockholders may obtain copies of the proxy statement and other documents filed with the SEC by KindredBio (when they became available) free of charge from the SEC’s website at www.sec.gov or by accessing KindredBio’s website at www.kindredbio.com. In addition, a copy of the proxy statement may be obtained free of charge from Investor Relations at Kindred Biosciences, Inc., 1555 Bayshore Highway, Suite 200, Burlingame, CA 94010. Copies of the documents filed with the SEC by Elanco (when they become available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing Elanco’s website at www.elanco.com.

Participants in the Merger Solicitation

Elanco, KindredBio, and certain of their directors, executive officers and employees may be considered participants in the solicitation of proxies from KindredBio’s stockholders with respect to the proposed transactions. Information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of KindredBio’s stockholders in connection with the proposed Merger and a description of their direct and indirect interests therein, by security holdings or otherwise, are set forth in the definitive proxy statement filed by KindredBio with the SEC on July 21, 2021. Information about Elanco’s directors and executive officers is set forth in Elanco’s definitive proxy statement for its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2021. Information about KindredBio’s directors and executive officers is set forth in KindredBio’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021. These documents may be obtained as indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on our current beliefs and expectations. These forward-looking statements include, without limitation, statements regarding the proposed acquisition of KindredBio, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that Elanco believes or anticipates will or may occur in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include risks and uncertainties related to, among other things: uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals will be made; the inability to complete the Merger due to the failure to obtain KindredBio’s stockholder adoption of the Merger Agreement or the failure to satisfy other conditions to completion of the Merger; the failure of the transaction to close for any other reason; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; diversion of management’s attention from ongoing business concerns and other risks and uncertainties that may affect future results of the combined company, including the risks described in the section entitled “Risk Factors” in Elanco’s and KindredBio’s Annual Reports on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021. All forward-looking statements are qualified in their entirety by this cautionary statement and neither Elanco nor KindredBio undertake any obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.